S&W and Trigall Genetics Announce Agreement to Form Trigall Australia, a JV for
Wheat Breeding in Australia

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Trigall Genetics will own 80% of the newly created Australian company, Trigall Australia.
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Trigall Australia will develop and market high-performing wheat varieties for all Australian wheat production areas, leveraging S&W's existing commercial footprint, Bioceres Crop Solutions' technologies, and Florimond Deprez's breeding expertise.
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Trigall Australia will be the priority platform for Florimond Desprez and Bioceres Crop Solutions to market their genetics and traits in Australia

ADELAIDE, Australia and MONTEVIDEO, Uruguay and ROSARIO, Argentina and LONGMONT, Colo., Jan. 3, 2023 /PRNewswire/ -- Trigall Genetics, the world leader in wheat biotechnology co-owned by Bioceres Crop Solutions (Nasdaq: BIOX) and Florimond Desprez, and S&W Seed Company (Nasdaq: SANW), a leading middle-market agricultural company, have entered into a joint venture to advance wheat breeding activities in Australia.

Trigall Australia will develop and market high performing wheat varieties for the Australian market, leveraging S&W's existing commercial footprint and Florimond Desprez's and Bioceres Crop Solutions' breeding expertise. The program will encompass both conventional and transgenic varieties, including Bioceres Crop Solutions' drought-tolerance HB4® technology and EcoWheat® technologies, that can contribute to improving yields in a region whose productivity has been increasingly affected by drought and soil salinization. The new breeding program is expected to benefit from the introduction of top tier genetics from Florimond Desprez and Trigall Genetics worldwide breeding programs, combined with state-of-the-art facilities to accelerate genetic gain for the region.

For Trigall Genetics the joint venture is part of its international expansion strategy into major wheat producing regions, as it will gain access to S&W's Australia-adapted genetic materials, adding to its existing germplasm library from Europe and MENA through Florimond Desprez and South America from Bioceres Crop Solutions.

François Desprez, president of Trigall Genetics and Florimond Desprez commented: "Through this JV, Florimond Desprez continues with the internationalization of its wheat breeding activities. We believe the company's accumulated knowledge and skills in terms of breeding techniques will boost the existing platform developed by S&W Seed in Australia to serve the needs of local growers and grain industry."

Mark Wong, CEO of S&W Seed added: "We are excited to enter this JV to combine our commercial footprint with the unique technologies and expertise of our partners."

About Trigall Genetics

Trigall Genetics is a joint venture between Bioceres Crop Solutions (Nasdaq: BIOX) and Groupe Florimond Desprez for the development of wheat varieties. Bioceres Crop Solutions is a fully-integrated provider of crop productivity solutions, including high-impact, patented technologies for seeds and microbial ag-inputs, as well as next-generation crop nutrition and protection solutions, each of which offers substantial economic and environmental benefits and are anchored by the HB4® technology, which is behind the world's only drought-tolerant soybeans and wheat. Florimond Desprez is a French independent family-owned breeding company that operates in 65 countries, devotes 15% of its turnover to R&D, and employs 1,200 persons worldwide. Florimond Desprez is an active player of the agroecology transition and works mainly on crops intended for human consumption ‒ a world leader in sugar beet seeds, a leading European cereal breeder, and a major player in the European seed potato market. For more information, please visit www.trigall.com.

About S&W Seed

Founded in 1980, S&W Seed Company is a global agricultural company headquartered in Longmont, Colorado. S&W's vision is to be the world's preferred proprietary seed company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. S&W is a global leader in proprietary alfalfa, sorghum, and pasture seeds, with significant research and development, production, and distribution capabilities. S&W's product portfolio also includes hybrid sunflower and wheat, and the company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero-calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

S&W Seed Safe Harbor Statement

This release contains "forward-looking statements" of S&W Seed Company within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made by S&W Seed Company pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "intend", "will" or "should," "expect," "anticipates," "draft," "eventually" or "projected." Forward-looking statements of S&W Seed in this release include but are not limited to statements regarding the development and marketing strategy of the joint venture, including the anticipated contributions from Florimond Desprez, Trigall Genetics and S&W Seed Company to the joint venture and their expected benefits. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risk that the joint venture may not provide the anticipated benefits. These and other risks are identified in S&W's filings with the Securities and Exchange Commission, including, without limitation, S&W's Annual Report on Form 10-K for the year ended June 30, 2022 and in other filings subsequently made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. S&W does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

PRESS CONTACTS

Trigall Genetics
Paula Savanti,
Investor Relations, Bioceres Crop Solutions
investorrelations@biocerescrops.com

S&W Seed Contacts
Betsy Horton, CFO
Phone: (720) 593-3570
www.swseedco.com

Robert Blum, Investor Relations
Phone: (602) 889-9700
sanw@lythampartners.com